For the fiscal year ended December 31, 2001.
File number 811-3336
Prudential Equity Fund, Inc.


SUB-ITEM 77D
Policies With Respect to Security Investment

Prudential Equity and Fixed-Income Mutual Funds
Supplement dated December 27, 2001.
In this Supplement, each investment portfolio to which this
Supplement relates is referred to as a Fund.
Effective January 15, 2002, each Fund is changing the time at which it calculates its net asset value per share (NAV) from 4:15 p.m.
New York time to the close of regular trading on the New York Stock Exchange (NYSE), usually 4:00 p.m. New York time, as described below.
This change also affects the time by which a Fund must receive orders to buy, sell or exchange Fund shares in order to receive the same days
NAV.  This Supplement also discusses when a Fund may fair value a security instead of using market quotations.
The information in this Supplement supersedes any contrary
information that may be contained either in the prospectuses to which this Supplement relates or in the statements of additional information that correspond to these Funds. This Supplement relates to various sections within the prospectus section generally entitled How to Buy, Sell and Exchange Shares of the Fund.
1.	The following modifies the section entitled How to Buy Shares
 Step 3: Understanding the Price You'll Pay.
A Funds portfolio securities are valued based upon market
quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Board that oversees the Funds operations. A Fund also may use fair value pricing if it determines that a market quotation is not reliable based, among other things, on events that occur after the quotation is derived or after the close of the primary market on which the security is traded, but before the time that the Funds NAV is determined.  In the case of a Fund that invests in foreign securities, this use of fair value pricing most commonly occurs with securities that are primarily traded outside the U.S., but also may occur with U.S.-traded securities. The fair value of a portfolio security that a Fund uses to determine its NAV may differ from the securitys quoted or published price.  For purposes of computing a Funds NAV, we will value the Funds futures contracts 15 minutes after the close of regular trading on the NYSE.  Except when we fair value securities or as noted below, in the case of a Fund that invests in foreign securities, we normally value each foreign security held by the Fund as of the close of the securitys primary market.
We determine each Funds NAV once each business day at
the close of regular trading on the NYSE, usually 4:00 p.m. New
York time.  The NYSE is closed on most national holidays and
Good Friday.  In the case of a Fund that invests in foreign
securities, we do not price, and you will not be able to purchase or redeem, the Funds shares on days when the NYSE is closed but the primary markets for these securities are open, even though the value of the Funds foreign securities may have changed.  Conversely, a
Fund that invests in foreign securities will ordinarily price its shares, and you may purchase and redeem shares, on days that the
NYSE is open but foreign securities markets are closed.  We may not determine the Funds NAV on days when we have not received any orders to purchase, sell or exchange Fund shares, or when changes in the value of the Funds portfolio do not materially affect its NAV.
Most national newspapers report the NAVs of larger
mutual funds, allowing investors to check the prices of those funds daily.
2.	The following is added to the end of the section entitled How to
Buy Shares  What Price Will You Pay for Shares of the
Fund?
Unless regular trading on the NYSE closes before 4:00
p.m., your order to purchase must be received by 4:00 p.m. New
York time in order to receive that days NAV.  In the event that regular trading on the NYSE closes before 4:00 p.m. New York time, you will receive the following days NAV if your order to purchase is received after the close of regular trading on the NYSE.
3.	The following modifies the section entitled How to Sell Your
Shares.
If your broker holds your shares, your broker must receive
your order to sell by 4:00 p.m. New York time to process the sale on that day.  In the event that regular trading on the NYSE closes before 4:00 p.m. New York time, you will receive the following days NAV if your order to sell is received after the close of regular trading on the NYSE.
4.	The following modifies the first paragraph of the section
entitled Telephone Redemptions or Exchanges.
You may redeem or exchange your shares in any amount
by calling the Fund at (800) 225-1852 before 4:00 p.m. New York time.  You will receive a redemption or exchange amount based on that days NAV.  In the event that regular trading on the NYSE closes before 4:00 p.m. New York time, you will receive the
following days NAV if your order to sell or exchange is received after the close of regular trading on the NYSE.
5.	The following modifies the section entitled Expedited
Redemption Privilege.
A Fund must receive requests for expedited redemption prior to 4:00 p.m. New York time to receive a redemption amount based on the days NAV. In the event that regular trading on the NYSE closes before 4:00 p.m., you will receive the following days
NAV if your order to sell is received after the close of regular trading on the NYSE.
The information in this Supplement relates to the prospectuses indicated below.
Fund Name
D
a
t
e

o
f

P
r
o
s
p
e
c
t
u
s
Nicholas-Applegate Fund,
Inc.
F
e
b
r
u
a
r
y

2
8
,

2
0
0
1
Prudential 20/20 Focus Fund

M
a
r
c
h

3
0
,

2
0
0
1
Prudential California
Municipal Fund

California Series
N
o
v
e
m
b
e
r

1
,

2
0
0
1
California Income
Series
N
o
v
e
m
b
e
r

1
,

2
0
0
1
Prudential Equity Fund, Inc.
M
a
r
c
h

1
,

2
0
0
1
Prudential Europe Growth
Fund, Inc.
J
u
n
e

2
9
,

2
0
0
1
Prudential Global Total
Return Fund, Inc.
A
p
r
i
l

3
0
,

2
0
0
1
Prudential Government
Income Fund, Inc.
A
p
r
i
l

3
0
,

2
0
0
1
Prudential High Yield Fund,
Inc.
F
e
b
r
u
a
r
y

2
8
,

2
0
0
1
Prudential High Yield Total
Return Fund, Inc.
M
a
y

3
1
,

2
0
0
1
Prudential Index Series
Fund

Prudential Stock
Index Fund
N
o
v
e
m
b
e
r

2
9
,

2
0
0
1
Prudential Municipal Bond
Fund

Insured Series
J
u
n
e

2
9
,

2
0
0
1
High Yield Series
J
u
n
e

2
9
,

2
0
0
1
Prudential Municipal Series
Fund

Florida Series
N
o
v
e
m
b
e
r

1
,

2
0
0
1
New Jersey Series
N
o
v
e
m
b
e
r

1
,

2
0
0
1
New York Series
N
o
v
e
m
b
e
r

1
,

2
0
0
1
Pennsylvania
Series
N
o
v
e
m
b
e
r

1
,

2
0
0
1
Prudential National
Municipals Fund, Inc.
M
a
r
c
h

2
7
,

2
0
0
1
Prudential Natural
Resources Fund, Inc.
J
u
l
y

3
1
,

2
0
0
1
Prudential Real Estate
Securities Fund
M
a
y

3
0
,

2
0
0
1
Prudential Sector Funds,
Inc.
M
a
r
c
h

9
,

2
0
0
1
Prudential
Financial Services
Fund

Prudential Health
Sciences Fund

Prudential
Technology Fund

Prudential Utility
Fund

Prudential Short-Term
Corporate Bond Fund, Inc.
M
a
r
c
h

3
0
,

2
0
0
1
Prudential Small Company
Fund, Inc.
N
o
v
e
m
b
e
r

2
9
,

2
0
0
1
Prudential Total Return
Bond Fund, Inc.
F
e
b
r
u
a
r
y

2
8
,

2
0
0
1
The Prudential Investment
Portfolios, Inc.

Prudential Active
Balanced Fund
N
o
v
e
m
b
e
r

2
9
,

2
0
0
1
Prudential Jennison
Equity Opportunity
Fund
N
o
v
e
m
b
e
r

2
9
,

2
0
0
1
Prudential Jennison
Growth Fund
N
o
v
e
m
b
e
r

2
9
,

2
0
0
1



3

MF2001C8